Exhibit 99

              Anadarko Petroleum Announces Third-Quarter Earnings

    HOUSTON--(BUSINESS WIRE)--Oct. 31, 2003--Anadarko Petroleum
Corporation (NYSE:APC)

    --  APC Headed for Record Annual Earnings

    -- Company Reports Net Income of $1.09 Per Share; or $1.46 Per Share Excluding Impairments and Restructuring Costs(1)

    Anadarko Petroleum Corporation (NYSE:APC) today announced third quarter 2003 net income available to common shareholders of $274 million, or $1.09 per share (diluted), on revenues of $1.3 billion. For the same period in 2002, the company earned $189 million, or 74 cents per share (diluted), on revenues of $938 million.
    Net income for the third quarter 2003 excluding the effect of foreign oil and gas impairments and restructuring costs related to the company's cost reduction plan was $1.46 per share (diluted).(1)
    Cash flow from operating activities totaled $884 million in the third quarter of 2003, up 63 percent from $544 million in the same period in 2002. Cash flow from operations before changes in assets and liabilities for the third quarter totaled $868 million, compared with $539 million for the same quarter in 2002.(1)
    "Our solid performance the past several quarters puts Anadarko on track to achieve record earnings this year," said Robert J. Allison, Jr., Anadarko Chairman, President and CEO. "We're making significant progress on cutting overhead costs. We've made new discoveries this quarter in Algeria and we're encouraged by the recent results of our exploration program in the deepwater Gulf of Mexico. Meanwhile, our U.S. onshore bread-and-butter plays, such as the Bossier trend in East Texas and North Louisiana, continue to deliver impressive results quarter to quarter. We're also seeing promising results from new onshore plays such as the deep Haley trend in West Texas and from the redevelopment of some Gulf of Mexico properties.
    "Based on these successes, Anadarko is now expecting greater improvement in its finding and development costs -- which we expect to be better than $7.50 per barrel for the year. That number is lower than our previous guidance, and a significant improvement over last year," Allison added.
    Sales volumes totaled 50 million barrels of oil equivalent (BOE) during the third quarter of 2003, or 541,000 BOE per day, up nearly 3 percent from the second quarter 2003. In the third quarter of 2002, sales volumes were 48 million BOE, or 526,000 BOE per day.
    Natural gas volumes in the third quarter of 2003 were 1.84 billion cubic feet (Bcf) per day, compared with 1.74 Bcf per day in the second quarter of 2003. A year ago, natural gas volumes for the third quarter were 1.76 Bcf per day. Anadarko's realized average natural gas price in the third quarter of 2003 was $4.51 per thousand cubic feet (Mcf), compared with $2.62 per Mcf in the same period in 2002.
    Oil production in the third quarter of 2003 was 189,000 barrels a day, down slightly from 190,000 barrels a day in the second quarter of 2003 and 191,000 in the third quarter of 2002. Anadarko's realized oil price averaged $26.36 per barrel in the third quarter of this year, compared with $24.02 per barrel in the third quarter of 2002.

    THIRD-QUARTER 2003 OPERATING HIGHLIGHTS

    -- Anadarko and its partners have made their third and fourth exploration successes in the past 12 months in Algeria's prolific Berkine Basin. The most recent discovery, the BKNE-AAC-A well, is located in Block 404 and was drilled to a depth of 11,200 feet and encountered 36 net feet of oil pay.

    -- In Wyoming, construction is progressing on a 125-mile pipeline to transport carbon dioxide (CO2) recovered from the Shute Creek gas processing plant in southwest Wyoming to Anadarko's enhanced oil recovery (EOR) project at the Salt Creek field north of Casper. The pipeline construction should be complete by January. Anadarko's successful pilot program has generated encouraging results and confirms the expected EOR performance to increase oil production over the next several years from 5,300 barrels per day to a peak rate of 35,000 barrels per day.

    CAPITAL BUDGET

    Anadarko will increase its 2003 capital budget by $100 million, based on improved NYMEX prices of oil and gas, and remains committed to reducing debt this year by $300 million. The increased capital budget of $2.8 billion will allow the company to spend additional funds to advance the development of several successful programs such as the East Texas Bossier and North Louisiana Vernon plays, and conduct further delineation at some deepwater Gulf of Mexico discoveries.

    PRODUCTION & EARNINGS GUIDANCE

    Oil and gas sales volumes are expected to total 49 million BOE in the fourth quarter. Full-year 2003 sales volumes are expected to total 192 million BOE.
    The company expects net income of $275 million, or $1.10 per share (diluted), for the fourth quarter of 2003, with expected cash flow from operating activities of $760 million. Cash flow from operations before changes in assets and liabilities for the fourth quarter of 2003 is expected to be $780 million.(1) The expected average number of diluted shares outstanding is 251 million.
    For the full year, the company expects earnings of $1.3 billion, or $5 per share (diluted) and cash flow from operating activities of $3.1 billion. Cash flow from operations before changes in assets and liabilities for the full year 2003 is expected to be $3.2 billion.(1) The expected average number of diluted shares outstanding is 253 million.

    FINANCIAL DATA

    Four pages of summary financial data for the third quarter of 2003 follow. There is also a page with detailed financial guidance for the fourth quarter and full year, plus a summary of the company's current hedge positions for the remainder of 2003 and 2004.

    EARNINGS CONFERENCE CALL TODAY, OCT. 31, AT 9:30 A.M. CST (10:30
A.M. EST)

    Anadarko will host a conference call today, Oct. 31, at 9:30 a.m. Central Standard Time (10:30 a.m. Eastern Standard Time) to discuss third quarter 2003 results and the company's outlook. The dial-in number is 913-981-4900, and the confirmation number is 520517.
    For complete instructions on how to participate and to view additional information that will be presented during the call, visit our website at www.anadarko.com.

    ANADARKO OPERATIONS REPORT

    For more details on Anadarko's operations, please see the comprehensive report on individual wells drilled during the third quarter. The report will be available today at www.anadarko.com.
    Anadarko Petroleum Corporation is one of the world's largest independent oil and gas exploration and production companies. Houston-based Anadarko is active in the U.S., Canada, Algeria, Qatar and Venezuela and is executing strategic exploration programs in several other countries. More information is available at www.anadarko.com.

    (1) See accompanying tables for a reconciliation of GAAP to non-GAAP financial measures utilized in calculating net income excluding oil and gas impairments and restructuring costs, cash flow from operations before changes in assets and liabilities and statements indicating why management believes the non-GAAP measures of net income and cash flow are useful information for investors.

    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. Anadarko discloses proved reserves that comply with the Securities and Exchange Commission's
(SEC) definitions. Additionally, Anadarko may disclose estimated reserves, which the SEC guidelines do not allow us to include in filings with the SEC. See Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2002 Annual Report on Form 10-K.



                    Anadarko Petroleum Corporation
              Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of net income available to common stockholders (GAAP) to net income available to common stockholders before the after tax effect of impairments related to oil and gas properties and restructuring costs (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934.

The company uses net income excluding non-cash impairments and restructuring costs to evaluate the company's results. Impairments and restructuring costs related to the company's cost reduction plan are excluded due to the lack of comparability between periods.

                                         Quarter Ended  Year to Date
                                         September 30   September 30
                                         ------------- --------------
millions except per share amounts         2003   2002    2003   2002
---------------------------------------------------------------------
Net Income
---------------------------------------------------------------------
Net income available to common
 stockholders                             $274   $189    $993   $516
Add back:
  Impairments related to oil and gas
   properties, net of taxes                 72      -      84     25
  Restructuring costs, net of taxes         21      -      21      -
---------------------------------------------------------------------
Net income available to common
 stockholders excluding impairments and
 restructuring costs after taxes          $367   $189  $1,098   $541
---------------------------------------------------------------------
Per Common Share
---------------------------------------------------------------------
Net income available to common
 stockholders - diluted                  $1.09  $0.74   $3.92  $2.01
Net income available to common
 stockholders excluding impairments and
 restructuring costs after taxes -
 diluted                                 $1.46  $0.74   $4.34  $2.10
---------------------------------------------------------------------

Below is a reconciliation of cash provided by operating activities
(GAAP) to cash flow from operations before changes in assets and liabilities (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934.

The company uses cash flow from operations before changes in assets and liabilities to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                         Quarter Ended  Year to Date
                                         September 30   September 30
                                         ------------- ---------------
millions                                  2003   2002    2003    2002
----------------------------------------------------------------------
Cash Flow
----------------------------------------------------------------------
Net cash provided by operating activities $884   $544  $2,299  $1,505
Add back:
  Change in accounts receivable            (93)   (42)    (29)   (137)
  Change in accounts payable and accrued
   expenses                                 88    (61)     92      47
  Change in other items - net              (11)    98      74      84
----------------------------------------------------------------------
Cash flow from operations before changes
 in assets and liabilities                $868   $539  $2,436  $1,499
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                   Quarter Ended      Year to Date
Summary Financial Information (a)   September 30      September 30
                                  ---------------- ------------------
$ and shares in millions           2003      2002    2003       2002
---------------------------------------------------------------------
Revenues
---------------------------------------------------------------------
Gas sales                          $762      $425  $2,165     $1,290
Oil and condensate sales            458       422   1,337      1,197
Natural gas liquids sales            85        57     255        156
Other sales                          35        34      87         87
---------------------------------------------------------------------
Total                             1,340       938   3,844      2,730
---------------------------------------------------------------------
Costs and Expenses
---------------------------------------------------------------------
Operating expenses                  207       172     587        555
Administrative and general           75        78     249        227
Depreciation, depletion and
 amortization                       341       288     954        829
Other taxes                          70        50     216        168
Impairments related to oil and
 gas properties                      74         -      92         33
Restructuring costs                  33         -      33          -
---------------------------------------------------------------------
Total                               800       588   2,131      1,812
---------------------------------------------------------------------
Operating Income                    540       350   1,713        918
---------------------------------------------------------------------
Other (Income) Expense
---------------------------------------------------------------------
Interest expense                     59        49     187        146
Other (income) expense                2        (4)    (25)        (2)
---------------------------------------------------------------------
Total                                61        45     162        144
---------------------------------------------------------------------
Income Before Income Taxes          479       305   1,551        774
---------------------------------------------------------------------
Income Tax Expense                  203       115     601        254
---------------------------------------------------------------------
Net Income Before Cumulative
 Effect of Change in
 Accounting Principle              $276      $190    $950       $520
---------------------------------------------------------------------
Preferred Stock Dividends             2         1       4          4
---------------------------------------------------------------------
Net Income Available to Common
 Stockholders Before
 Cumulative Effect of Change in
 Accounting Principle              $274      $189    $946       $516
---------------------------------------------------------------------
Cumulative Effect of Change in
 Accounting Principle                 -         -      47          -
---------------------------------------------------------------------
Net Income Available to Common
 Stockholders                      $274      $189    $993       $516
---------------------------------------------------------------------
Per Common Share
---------------------------------------------------------------------
Net income - before change in
 accounting principle - basic     $1.09     $0.76   $3.79      $2.08
Net income - before change in
 accounting principle - diluted   $1.09     $0.74   $3.74      $2.01
Change in accounting principle -
 basic                               $-        $-   $0.19         $-
Change in accounting principle -
 diluted                             $-        $-   $0.18         $-
Net income - basic                $1.09     $0.76   $3.98      $2.08
Net income - diluted              $1.09     $0.74   $3.92      $2.01
---------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Basic                250       249     249        248
---------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Diluted              251       258     254        260
---------------------------------------------------------------------

(a) Unrealized gains and losses on derivative instruments that did not meet the conditions to qualify for hedge accounting have been reclassified to conform to the current presentation. The effect on prior periods is insignificant.


                    Anadarko Petroleum Corporation

                                   Quarter Ended      Year to Date
Summary Financial Information (a)   September 30      September 30
                                 ------------------ -----------------
$ in millions                       2003      2002     2003     2002
---------------------------------------------------------------------
Cash Flow
---------------------------------------------------------------------
Net income before cumulative
 effect of change in accounting
 principle                          $276      $190     $950     $520
Depreciation, depletion and
 amortization                        341       288      954      829
Interest expense - zero coupon
 debentures                            -         4        4       10
Deferred income taxes                156        63      419      116
Impairments related to oil and
 gas properties                       74         -       92       33
Other non-cash items                  21        (6)      17       (9)
---------------------------------------------------------------------
Cash Flow from Operations            868       539    2,436    1,499
---------------------------------------------------------------------
Decrease in accounts receivable       93        42       29      137
Increase (decrease) in accounts
 payable and accrued expenses        (88)       61      (92)     (47)
Other items - net                     11       (98)     (74)     (84)
---------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                         $884      $544   $2,299   $1,505
---------------------------------------------------------------------
---------------------------------------------------------------------
Capital Expenditures
---------------------------------------------------------------------
Capital spending                    $566      $376   $1,929   $1,561
Capitalized interest                  30        42       94      121
Capitalized overhead                  45        48      142      148
---------------------------------------------------------------------
Total                               $641      $466   $2,165   $1,830
---------------------------------------------------------------------
                                                   Sept. 30,  Dec. 31,
                                                     2003      2002
---------------------------------------------------------------------
Condensed Balance Sheet
---------------------------------------------------------------------
Current assets                                       $1,426   $1,280
Net properties and equipment                         17,013   15,098
Other assets                                            450      436
Goodwill                                              1,473    1,434
---------------------------------------------------------------------
Total Assets                                        $20,362  $18,248
---------------------------------------------------------------------
Current liabilities                                  $1,845   $1,861
Long-term debt                                        5,171    5,171
Other long-term liabilities                           5,168    4,244
Stockholders' equity                                  8,178    6,972
---------------------------------------------------------------------
Total Liabilities and
 Stockholders' Equity                               $20,362  $18,248
---------------------------------------------------------------------
Capitalization
---------------------------------------------------------------------
Total debt                                           $5,448   $5,471
Stockholders' equity                                  8,178    6,972
---------------------------------------------------------------------
Total                                               $13,626  $12,443
---------------------------------------------------------------------
Capitalization Ratios
---------------------------------------------------------------------
Total debt                                               40%      44%
Stockholders' equity                                     60%      56%
---------------------------------------------------------------------

(a) Unrealized gains and losses on derivative instruments that did not meet the conditions to qualify for hedge accounting have been reclassified to conform to the current presentation. The effect on prior periods is insignificant.


                    Anadarko Petroleum Corporation

                                        Quarter Ended   Year to Date
Volumes and Prices (a)                  September 30    September 30
                                       --------------- ---------------
                                         2003    2002    2003    2002
----------------------------------------------------------------------
Natural Gas
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, billion cubic feet               136     126     378     389
Average daily volumes, million cubic
 feet per day                           1,481   1,375   1,383   1,423
Price per thousand cubic feet           $4.48   $2.64   $4.41   $2.63
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, billion cubic feet                33      36     103      99
Average daily volumes, million cubic
 feet per day                             357     389     379     364
Price per thousand cubic feet           $4.65   $2.53   $4.83   $2.69
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, billion cubic feet               169     162     481     488
Average daily volumes, million cubic
 feet per day                           1,838   1,764   1,762   1,787
Price per thousand cubic feet           $4.51   $2.62   $4.50   $2.64

----------------------------------------------------------------------
Crude Oil and Condensate
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, million barrels                    8       8      26      23
Average daily volumes, thousand
 barrels per day                           97      84      96      88
Price per barrel                       $26.34  $24.77  $26.45  $22.28
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, million barrels                    2       3       5      10
Average daily volumes, thousand
 barrels per day                           17      37      17      37
Price per barrel                       $26.43  $19.36  $27.56  $18.57
----------------------------------------------------------------------
Algeria
----------------------------------------------------------------------
Volumes, million barrels                    5       5      14      16
Average daily volumes, thousand
 barrels per day                           51      51      52      57
Price per barrel                       $27.66  $26.91  $28.06  $23.54
----------------------------------------------------------------------
Other International
----------------------------------------------------------------------
Volumes, million barrels                    2       2       5       6
Average daily volumes, thousand
 barrels per day                           24      19      19      21
Price per barrel                       $23.68  $22.05  $22.94  $19.34
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels                   17      18      50      55
Average daily volumes, thousand
 barrels per day                          189     191     184     203
Price per barrel                       $26.36  $24.02  $26.64  $21.64
----------------------------------------------------------------------
Natural Gas Liquids
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels                    4       4      12      11
Average daily volumes, thousand
 barrels per day                           46      41      44      41
Price per barrel                       $20.36  $15.40  $21.10  $13.92
----------------------------------------------------------------------
Total Barrels of Oil Equivalent (BOE)
----------------------------------------------------------------------
Volumes, million BOE                       50      48     142     148
Average daily volumes, thousand BOE
 per day                                  541     526     522     542

----------------------------------------------------------------------

(a) Unrealized gains and losses on derivative instruments that did not meet the conditions to qualify for hedge accounting have been reclassified to conform to the current presentation. The effect on prior periods is insignificant.


                    Anadarko Petroleum Corporation
                          Fourth Quarter 2003
                      Financial Model - Guidance
                           October 31, 2003

                         3rd Quarter      4th Quarter    Total Year
                           Actuals          Forecast      Forecast
                      ---------------  -------------- ---------------
                       $MM    $/Share   $MM   $/Share  $MM    $/Share
                      ------  -------  ------ ------- -----   -------
Net Income             $274    $1.09    $275   $1.10  $1,269   $5.02
Cash Flow from
 Operations before
 changes in assets and
 liabilities(1)        $868             $780          $3,216
    Change in assets
     and liabilities    $16             $(20)          $(157)
Cash Flow from
 Operating Activities  $884             $760          $3,059
----------------------------------------------------------------------
Price Deck (NYMEX)            ($/Unit)        ($/Unit)        ($/Unit)
  Crude Oil ($/Bbl)            $30.26          $29.50          $30.65
  Natural Gas ($/Mcf)           $4.97           $4.60           $5.39
  Natural Gas Liquids (%
   of NYMEX Oil)                  67%             77%             70%
----------------------------------------------------------------------
                              Price           Price            Price
                              Differ-         Differ-          Differ-
                              ential          ential           ential
                    Volumes ($/Unit) Volumes ($/Unit) Volumes ($/Unit)
                    ------- -------- ------- -------- ------- --------
Total Sales (MMBoe)      50               49             192

Crude Oil (MBbl/d):     189   $(3.90)    191  $(3.74)    185  $(4.23)
  United States          97   $(3.92)     91  $(4.64)     94  $(4.59)
  Canada                 17   $(3.83)     18  $(2.59)     17  $(3.24)
  Algeria                51   $(2.60)     57  $(1.44)     53  $(2.59)
  Other International    24   $(6.58)     25  $(6.51)     21  $(7.69)

Natural Gas (MMcf/d): 1,838   $(0.46)  1,806  $(0.52)  1,773  $(1.00)
  United States       1,481   $(0.49)  1,400  $(0.50)  1,387  $(1.06)
  Canada                357   $(0.32)    406  $(0.60)    386  $(0.77)

Natural Gas Liquids
 (MBbl/d):               46               44              45
  United States          44               42              43
  Canada                  2                2               2
----------------------------------------------------------------------
                        $MM             $MM             $MM
                       ------          ------          ------
Other Revenues:
  Marketing Margin
   (Sales - Costs)      $18             $16             $54
  Minerals and Other    $17             $12             $61
                        $MM   $/Boe     $MM    $/Boe    $MM    $/Boe
                       ----- -------   ------ -------  ------ -------
Costs and Expenses:
  Operating Costs      $207    $4.17    $207   $4.22    $794    $4.14
  Administrative and
   General              $75              $80            $330
  Depreciation,
   Depletion and
   Amortization        $341    $6.87    $340   $6.91  $1,294    $6.75
  Impairments           $74              $30            $122
  Production and Other
   Taxes (% of Rev)     $70      5.0%    $68     6.0%   $283      5.7%
  Restructuring Costs   $33               $3             $36
----------------------------------------------------------------------
                        $MM             $MM             $MM
                       ------          ------          ------
Other Items:
  Interest Expense      $59              $59            $246
  Other (Income)
   Expense               $2               $5            $(20)
----------------------------------------------------------------------
Federal Tax Rate                  42%             39%              39%
  Deferred Taxes (% of
   Total Taxes)                   79%             75%              71%
----------------------------------------------------------------------
Average Shares
 Outstanding (MM)
  Basic                          250             250              250
  Diluted                        251             251              253

----------------------------------------------------------------------
                        $MM             $MM             $MM
                       ------          ------          ------
Capital Investment
 Program               $641             $660          $2,825
  Capital Budget
   (Estimated)         $566             $582          $2,511
  Capitalized Direct
   Expenses             $45              $48            $190
  Capitalized Interest  $30              $30            $124

(1) See accompanying table for a reconciliation of GAAP to non-GAAP financial measures utilized in calculating cash flow from operations before changes in assets and liabilities, and a statement indicating why management believes the non-GAAP measure of cash flow is useful information to investors.


                    Anadarko Petroleum Corporation
                            Hedge Position
                       As of September 30, 2003

                       Fixed and Physical
                            Contracts            2- Way Collars
                       ------------------- --------------------------
                                   NYMEX
                        Volume     Price    Volume    Floor  Ceiling
Crude Oil               Bbl/day    $/Bbl    Bbl/day   $/Bbl   $/Bbl
                       --------- --------- -------- -------- --------
United States
4th Qtr 2003             14,000    $25.39    3,750   $25.00   $28.29

Total Year 2004           8,000    $23.09    3,260   $22.00   $26.32

Algeria

Total Year 2004               -                  -

Total Crude Oil, All
 Locations
4th Qtr 2003             14,000    $25.39    3,750   $25.00   $28.29

Total Year 2004           8,000    $23.09    3,260   $22.00   $26.32


                                   NYMEX
                         Volume    Price    Volume    Floor   Ceiling
Natural Gas             MMMBtu/d  $/MMBtu  MMMBtu/d  $/MMBtu  $/MMBtu
                       --------- --------- -------- -------- ---------
United States
4th Qtr 2003              430.0     $4.44     60.7    $4.79    $8.73

Total Year 2004           200.0     $3.88     44.3    $4.29    $6.43

Canada
4th Qtr 2003               65.1     $3.24        -

Total Year 2004            58.9     $3.19        -

Total Natural Gas, All
 Locations
4th Qtr 2003              495.1     $4.28     60.7    $4.79    $8.73

Total Year 2004           258.9     $3.72     44.3    $4.29    $6.43


                                            3- Way Collars
                                --------------------------------------
                                            Sold    Purchased
                                 Volume     Floor     Floor   Ceiling
Crude Oil                        Bbl/day    $/Bbl     $/Bbl    $/Bbl
                                --------- --------- --------- --------
United States
4th Qtr 2003                      53,000    $18.62    $23.81   $27.39

Total Year 2004                        -

Algeria

Total Year 2004                   20,000    $18.00    $22.00   $28.07

Total Crude Oil, All Locations
4th Qtr 2003                      53,000    $18.62    $23.81   $27.39

Total Year 2004                   20,000    $18.00    $22.00   $28.07


                                            Sold    Purchased
                                 Volume     Floor     Floor    Ceiling
Natural Gas                     MMMBtu/d   $/MMBtu   $/MMBtu   $/MMBtu
                                --------- --------- --------- --------
United States
4th Qtr 2003                       398.8     $2.91     $3.97    $5.01

Total Year 2004                    268.8     $2.67     $3.65    $5.30

Canada
4th Qtr 2003                           -

Total Year 2004                        -

Total Natural Gas, All Locations
4th Qtr 2003                       398.8     $2.91     $3.97    $5.01

Total Year 2004                    268.8     $2.67     $3.65    $5.30




    CONTACT: Anadarko Petroleum Corporation, Houston
             Media Contacts:
             Teresa Wong, 832-636-1203
             teresa_wong@anadarko.com
             or
             Lee Warren, 832-636-3321
             lee_warren@anadarko.com
             or
             Investor Contacts:
             David Larson, 832-636-3265
             david_larson@anadarko.com
             or
             Stewart Lawrence, 832-636-3326
             stewart_lawrence@anadarko.com